                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         P. H. Glatfelter Company
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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

                             [P.H. GLATFELTER LOGO]

                            P. H. GLATFELTER COMPANY
                       96 SOUTH GEORGE STREET, SUITE 500
                            YORK, PENNSYLVANIA 17401

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 2000

                             ---------------------

TO THE SHAREHOLDERS:

     The 2000 annual meeting of shareholders of P. H. Glatfelter Company will be held at the company's Spring Grove mill, 228 South Main Street, Spring Grove, Pennsylvania, on Wednesday, April 26, 2000 at 10:00 a.m. for the following purposes:

        1. To elect three members of the Board of Directors to serve for full three-year terms expiring in 2003;

        2. To consider two shareholder proposals; and

        3. To transact such other business as may properly come before the meeting.

     Only holders of record of the company's common stock at the close of business on March 1, 2000 will be entitled to notice of and to vote at the annual meeting.

     It is important that your shares be represented and voted at the annual meeting. Whether or not you currently plan to attend the meeting, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. If you choose, you may still vote in person at the meeting even though you previously submitted a proxy card.

                                            /s/ M. R. Mueller
                                            M. R. MUELLER,
                                            Secretary

March 24, 2000

                            P. H. GLATFELTER COMPANY

                                PROXY STATEMENT

     This proxy statement and the accompanying proxy card are being solicited by the Board of Directors of P. H. Glatfelter Company (the company), 96 South George Street, Suite 500, York, Pennsylvania 17401, in connection with the 2000 annual meeting of shareholders of the company (the annual meeting or meeting). This proxy statement and the accompanying proxy card are being mailed to the company's shareholders on or after March 24, 2000.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, shareholders will act upon the following matters:

     - electing three directors of the company, each to serve for a three-year term expiring at the company's 2003 annual meeting;

     - considering two shareholder proposals; and

     - transacting any other business that may properly be brought before the meeting.

     In addition, the company's management will report on the company's business during fiscal year 1999 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only holders of record of the company's common stock at the close of business on the record date, March 1, 2000, are entitled to receive notice of and to vote at the meeting. Each share of the company's common stock is entitled to one vote per share on all business presented at the meeting, except that shareholders have cumulative voting rights in electing directors. Cumulative voting means that each shareholder is entitled to as many votes in electing directors as is equal to the number of his or her shares of common stock multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute them between two or more nominees as he or she sees fit. The persons named in the accompanying proxy card as proxy holders will have the right to vote cumulatively and to distribute their votes among the nominees as they see fit.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the company, it will be voted as you specify. If you are a holder of record of the company's common stock on the record date and attend the meeting, you may deliver your completed proxy card in person or vote in person at the meeting. The votes will be counted by judges of election appointed by the company.

WHAT CONSTITUTES A QUORUM?

     A quorum is necessary to permit a particular matter to be considered and acted upon at the meeting. The presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of such matter. The company had 42,411,000 shares of common stock outstanding on the record date.

WHAT VOTE IS REQUIRED TO ELECT A DIRECTOR AND TO APPROVE A SHAREHOLDER PROPOSAL?

     Election of Directors. The three nominees for director receiving the highest number of votes cast, in person or by proxy, by shareholders entitled to vote thereon will be elected to serve on the Board. Votes withheld with respect to the election of a director will not be voted with respect to such director, although they will be counted in determining whether there is a quorum. Accordingly, votes withheld will have no effect on the result of the vote.

     Shareholder Proposals. The approval of each shareholder proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote thereon, represented in person or by proxy. Abstentions with respect to a shareholder proposal will be counted as present for purposes of determining whether there is a quorum, but will not be counted as votes cast. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) with respect to a shareholder proposal will not be counted as present for purposes of determining whether there is a quorum and will not be voted. Accordingly, broker non-votes will have no effect on the result of the vote.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

     If you sign and return the accompanying proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders in the proxy card. Your shares will then be voted as indicated in this proxy statement.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     The Board of Directors recommends a vote:

     - FOR election of the three nominees for director, Robert E. Chappell, George H. Glatfelter II and Richard L. Smoot, for terms expiring in 2003; and

     - AGAINST approval of each of the two shareholder proposals.

     Unless you give other instructions on the accompanying proxy card, the persons named in the proxy card as proxy holders will vote in accordance with the recommendations of the Board.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the company's secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders to vote your proxy will be revoked if you attend the meeting in person and request to change your vote or vote in person, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHO BEARS THE COST OF SOLICITATION OF PROXIES?

     The company bears the cost of preparing, printing, assembling and mailing this proxy statement and other proxy solicitation materials. In addition to the solicitation of proxies by mail, some of the officers and other employees of the company may solicit proxies personally, by telephone and by other means. These persons receive no special compensation for any solicitation activities.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2001 ANNUAL MEETING?

     To be included in the proxy statement for the company's 2001 annual meeting, shareholder proposals must be submitted in writing to the company's secretary no later than December 1, 2000. If any shareholder proposal is submitted after February 14, 2001, the company will be allowed to use its discretionary voting authority when the proposal is made at the company's 2001 annual meeting, without any discussion of the matter in the proxy statement for that meeting.

WHO ARE THE COMPANY'S AUDITORS?

     In accordance with the recommendations of the company's Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of the company and its consolidated subsidiaries for the year ending December 31, 2000. A representative of Deloitte & Touche is expected to attend the annual meeting, will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate shareholder questions.

                             ELECTION OF DIRECTORS

     Three directors are to be elected at the annual meeting to serve three-year terms expiring on the date of the company's 2003 annual meeting and until their respective successors are elected and qualified. The Board of Directors proposes that Robert E. Chappell, George H. Glatfelter II and Richard L. Smoot, all of whom are currently serving as directors of the company, be re-elected as directors. The nominees have consented to serve if elected to the Board. If a nominee is unable to serve as a director at the time of the meeting, an event which the Board does not anticipate, the persons named in the accompanying proxy card will vote for such substitute nominee as may be designated by the Board, unless the Board reduces the number of directors accordingly.

BOARD OF DIRECTORS

     The following table sets forth information as to the nominees and the other persons who are to continue as directors of the company after the annual meeting. The offices referred to in the table are offices of the company unless otherwise indicated. For information concerning the number of shares of the company's common stock owned by each director and all directors and executive officers as a group as of March 1, 2000, see "Ownership of Common Stock."

                                     YEAR FIRST               PRINCIPAL OCCUPATION AND
                                     ELECTED A               BUSINESSES DURING LAST FIVE
           NAME               AGE     DIRECTOR             YEARS AND CURRENT DIRECTORSHIPS
           ----               ---    ----------            -------------------------------
Nominees to be elected for terms expiring in 2003:

Robert E. Chappell             55       1989       Chairman and Chief Executive Officer, Penn
                                                   Mutual Life Insurance Company, since January
                                                   1997; President and Chief Executive Officer,
                                                   Penn Mutual Life Insurance Company, from April
                                                   1995 to December 1996; President and Chief
                                                   Operating Officer, Penn Mutual Life Insurance
                                                   Company, prior to April 1995; Director of
                                                   Quaker Chemical Corporation.

George H. Glatfelter II(1)     48       1992       President and Chief Executive Officer since
                                                   June 1998; Senior Vice President from September
                                                   1995 to June 1998; Vice President -- General
                                                   Manager, Glatfelter Paper Division prior to
                                                   September 1995

                                     YEAR FIRST               PRINCIPAL OCCUPATION AND
                                     ELECTED A               BUSINESSES DURING LAST FIVE
           NAME               AGE     DIRECTOR             YEARS AND CURRENT DIRECTORSHIPS
           ----               ---    ----------            -------------------------------
Richard L. Smoot               59       1994       President and Chief Executive Officer, PNC
                                                   Bank, National Association, Philadelphia/South
                                                   Jersey markets, since October 1995; President
                                                   and Chief Executive Officer, PNC Bank, National
                                                   Association, Philadelphia, prior to October
                                                   1995; Director of Philadelphia Suburban
                                                   Corporation

Directors continuing for terms expiring in 2002:

Nicholas DeBenedictis          54       1995       Chairman and Chief Executive Officer of
                                                   Philadelphia Suburban Corporation; Director of
                                                   Philadelphia Suburban Corporation, Met-Pro
                                                   Corp. and Provident Mutual Life Insurance
                                                   Company

Patricia G. Foulkrod(1)        55       1999       Homemaker and community volunteer

George H. Glatfelter(1)        73       1970       Retired; former Vice
                                                   President -- Manufacturing, Spring Grove mill

M. A. Johnson II               66       1970       Retired; former Executive Vice President,
                                                   Treasurer and Chief Financial Officer

Directors continuing for terms expiring in 2001:

Roger S. Hillas                72       1964       Retired; Chairman and Chief Executive Officer,
                                                   Meritor Savings Bank, prior to December 1992;
                                                   Director of Toll Bros., Inc.

Robert P. Newcomer             51       1998       Executive Vice President and Chief Financial
                                                   Officer since June 1998; Senior Vice President
                                                   and Chief Financial Officer from October 1995
                                                   to June 1998; Vice President, Treasurer and
                                                   Chief Financial Officer from January 1995 to
                                                   October 1995; Vice President and Treasurer
                                                   prior to January 1995

Paul R. Roedel                 72       1992       Retired; Chairman and Chief Executive Officer,
                                                   Carpenter Technology Corporation, manufacturer
                                                   of specialty metals, prior to July 1992

John M. Sanzo                  50       1992       Private Financial Consultant since June 1994;
                                                   President, Edison Control Corporation,
                                                   manufacturer of circuit indicators for electric
                                                   utility industry, prior to June 1994

---------------
(1) Patricia G. Foulkrod is the niece of George H. Glatfelter and the first cousin of George H. Glatfelter II. George H. Glatfelter is the father of George H. Glatfelter II.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD MEET DURING 1999?

     The Board of Directors held six meetings during 1999. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and committees thereof on which he or she served in 1999.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Employee Benefits Committee. The members of all of these committees are appointed by the Board.

     Executive Committee. The Executive Committee consists of six members of the Board: G. H. Glatfelter, G. H. Glatfelter II, R. S. Hillas, M. A. Johnson II, T. C. Norris and R. L. Smoot. The Executive Committee has the authority to exercise all of the powers of the Board of Directors between meetings of the Board, except the power to amend the company's by-laws, submit matters to shareholders for approval, create or fill vacancies on the Board and repeal or modify any prior action of the Board that by its terms can be repealed or amended only by the Board. The Executive Committee held one meeting during 1999.

     Audit Committee.  The Audit Committee consists of five members of the
Board: R. E. Chappell, N. DeBenedictis, R. S. Hillas, P. R. Roedel and J. M. Sanzo, none of whom are members of the company's management. Generally, the Audit Committee (i) recommends to the Board of Directors the independent accountants to be appointed for the company, (ii) meets with the independent accountants, the chief internal auditor and corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent accountants and internal auditors, including in the case of the independent accountants, the fees for such services and (iii) reviews and reports on the results of such audits to the Board. The Audit Committee held two meetings during 1999.

     Compensation Committee. The Compensation Committee consists of five members of the Board: R. E. Chappell, N. DeBenedictis, R. S. Hillas, P. R. Roedel and R. L. Smoot, none of whom are members of the company's management. The responsibilities of the Compensation Committee are described below (see "Report of Compensation Committee on Executive Compensation"). The Compensation Committee held two meetings during 1999.

     Finance Committee.  The Finance Committee consists of six members of the
Board: P. G. Foulkrod, G. H. Glatfelter II, M. A. Johnson II, R. P. Newcomer, T.
C. Norris and J. M. Sanzo. The Finance Committee is responsible for overseeing the company's financial affairs and recommending such financial actions and policies, including those with respect to dividends, as are most appropriate to accommodate the company's operating strategies while maintaining its sound financial condition. The Finance Committee held three meetings during 1999.

     Nominating Committee. The Nominating Committee consists of five members of the Board: G. H. Glatfelter II, R. S. Hillas, T. C. Norris, J. M. Sanzo and R.
L. Smoot. The responsibilities of the Nominating Committee include the identification and recruitment of effective candidates for nomination as directors and officers of the company. The Nominating Committee held one meeting during 1999. The Nominating Committee will consider as nominees for election to the Board persons recommended by the holders of common stock of the company. Any shareholder desiring to recommend a nominee for election at the 2001 annual meeting of shareholders should submit such nomination in writing to the secretary of the company by December 1, 2000.

     Employee Benefits Committee. The Employee Benefits Committee consists of three members of the Board, G. H. Glatfelter II, R. P. Newcomer and T. C. Norris, and two officers of the company, J. R. Anke and R. S. Wood. The responsibilities of the Employee Benefits Committee include the general overview of the provisions of various pension plans of the company and periodic review of pension fund performance. The Employee Benefits Committee is also responsible for administering the company's various profit sharing, 401(k) savings and stock ownership plans and for conducting a periodic review of profit sharing and savings plan fund performance. The Employee Benefits Committee held two meetings during 1999.

DIRECTOR COMPENSATION

HOW ARE DIRECTORS COMPENSATED?

     Base Compensation. The company pays non-employee directors an annual retainer fee of $12,500 (the retainer). In addition, the company pays non-employee directors $1,000 for every board meeting attended plus $800 for every committee meeting attended. The company also pays non-employee committee chairpersons an annual committee-related retainer of $2,500.

     Deferred Compensation. Pursuant to the company's Deferred Compensation Plan for Directors (the plan), every year each director may elect to defer 50%, 75% or 100% of his or her retainer to be earned in that year and following years. For each director who participates in the plan, the company will credit a deferred fee account with phantom shares of the company's common stock (stock units) at such time as the retainer would otherwise have been paid. The number of stock units credited to a director's deferred account is the quotient of the amount of the deferred retainer divided by the fair market value of the company's common stock on such date. Additional stock units are credited to each director's account as of each payment date for dividends on the company's common stock, based on the number of stock units credited to a director's account on the record date for such dividends. Once a participant in the plan ceases to be a member of the Board of Directors, such participant is entitled to receive an amount in cash equal to the product of the number of stock units credited to his or her deferred account multiplied by the fair market value of the company's common stock, payable in lump sum or in installments.

     Options. Each non-employee director automatically receives, on May 1st of each year, non-qualified stock options to purchase 1,500 shares of common stock of the company for a purchase price per share equal to the fair market value per share of the common stock of the company on the date such options are granted. The options vest in full on the first anniversary of the date of the grant and expire on the earlier of the date on which the optionee ceases to be a member of the Board of Directors and ten years from the date of the grant; provided, however, that (i) in the event of the optionee's retirement from the Board, such options are exercisable until the first to occur of five years from the date of such retirement and ten years from the date of the grant and (ii) in the event that an optionee ceases to be a member of the Board by reason of death or disability, such options are exercisable until the first to occur of one year from the date of such death or disability or ten years from the date of the grant.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation from the company and its subsidiaries which was awarded to, earned by, or paid to the chief executive officer of the company and each of the company's four other most highly compensated executive officers in 1999:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                               -----------------------------------------
                                       ANNUAL COMPENSATION              AWARDS                PAYOUTS
                                     -----------------------   -------------------------   -------------
         NAME AND                                               RESTRICTED    SECURITIES
    PRINCIPAL POSITION      FISCAL                                STOCK       UNDERLYING       LTIP            ALL OTHER
   AT DECEMBER 31, 1999      YEAR    SALARY($)   BONUS($)(1)   AWARDS($)(2)    OPTIONS     PAYOUTS($)(3)   COMPENSATION($)(4)
--------------------------  ------   ---------   -----------   ------------   ----------   -------------   ------------------
G. H. Glatfelter II.......   1999     377,580      251,296         --           59,400         74,910                0
  President and Chief        1998     254,580       63,459         --           81,196         92,293                0
  Executive Officer          1997     191,580       97,468         --           12,930              0                0

T. C. Norris..............   1999     418,658      325,480         --           33,300              0            4,825
  Chairman                   1998     418,658      165,518         --          200,000        366,250            4,825
                             1997     409,250      274,807         --          100,000        317,500            4,775

R. P. Newcomer............   1999     277,884      150,606         --           32,700         74,910            4,825
  Executive Vice President   1998     224,880       61,600         --           50,720        107,960            4,825
  and Chief Financial        1997     191,880       97,596         --           12,930              0            4,750
  Officer

R. S. Lawrence............   1999     220,104       90,767         --           16,000         43,382            4,800
  Vice President--           1998     201,054       28,513         --           27,347         92,293            4,800
  General Manager,           1997     181,620       23,108         --            7,490              0            4,750
  Ecusta Division

Leland R. Hall............   1999     190,008       98,121         --           16,000         37,717            4,825
  Vice President--           1998     164,035       35,305         --           25,027              0            4,825
  General Manager,           1997     148,995       62,171         --            6,510              0            4,750
  Glatfelter Paper
    Division

---------------
(1) Reflects distributions under a broad-based profit sharing plan payable to all salaried employees and bonuses under the Management Incentive Plan for executive officers and other senior level employees.

(2) At December 31, 1999, Messrs. Glatfelter, Newcomer, Hall and Lawrence held in the aggregate restricted stock awards for 33,960, 18,711, 9,166 and 9,166 shares of common stock, respectively. At December 31, 1999, the fair market value of the shares subject to awards held by Messrs. Glatfelter, Newcomer, Hall and Lawrence was $494,543, $272,479, $133,480 and $133,480,
    respectively. Restricted stock will vest at the end of the fourth year after it is awarded. With respect to Messrs. Glatfelter, Newcomer, Hall and Lawrence, an amount equal to the cash dividends per share paid on the company's common stock during the four-year period shall accrue with respect to each share of restricted stock and be payable at the end of the four-year period. Further information concerning restricted stock awarded in 1999 is set forth under "Long-Term Incentive Plan Awards."

(3) For 1998 and 1999 with respect to Messrs. Glatfelter, Newcomer and Lawrence, represents the payout for performance shares which were awarded in 1995 and 1996, respectively, and for 1999 with respect to Mr. Hall, represents the payout for performance shares which were awarded in 1996, pursuant to the 1992 Key Employee Long-Term Incentive Plan, for the four-year performance periods ended December 31, 1998 and 1999, respectively. For 1997 and 1998 with respect to Mr. Norris, reflects payouts of awards made in 1991, which vested on May 1, 1997 and 1998, respectively, pursuant to the 1988 Restricted Common Stock Award Plan.

(4) Other compensation reported for 1999 represents (a) matching contributions under the company's 401(k) Savings Plan and (b) in the case of Mr. Norris, Mr. Newcomer and Mr. Hall the $25 payable to them as employees at the company's Spring Grove mill with service in excess of 25 years.

OPTION GRANTS

     The following table sets forth information concerning the number of options granted during 1999 and the value of unexercised options to purchase common stock held by the named executive officers at December 31, 1999. Under the terms of the stock options granted during 1999, none of the options were exercisable until 2000.

                             OPTION GRANTS IN 1999

                                                    % OF
                                   NUMBER OF        TOTAL
                                   SECURITIES      OPTIONS                                   GRANT
                                   UNDERLYING    GRANTED TO     EXERCISE                     DATE
                                    OPTIONS       EMPLOYEES       PRICE      EXPIRATION     PRESENT
              NAME                 GRANTED(#)    DURING 1999    ($/SH)(1)       DATE       VALUE($#)
              ----                 ----------    -----------    ---------    ----------    ---------
G. H. Glatfelter II..............    59,400(1)      12.2          13.28       12/13/09      231,681(2)
T. C. Norris.....................    33,300(1)       6.8          13.28       12/13/09      129,991(2)
R. P. Newcomer...................    32,700(1)       6.7          13.28       12/13/09      127,639(2)
R. S. Lawrence...................    16,000(1)       3.3          13.28       12/13/09       62,497(2)
L. R. Hall.......................    16,000(1)       3.3          13.28       12/13/09       62,497(2)

---------------

(1) With respect to Mr. Norris, the options were granted on December 14, 1999 and are exercisable in full on July 1, 2000. Upon retirement Mr. Norris may exercise these options until the first to occur of five years from the date of his retirement or December 13, 2009. With respect to the other named executive officers, the options were granted on December 14, 1999 and are exercisable with respect to 25% of the total number of shares subject to option on each of January 1, 2001 and January 1 of the following three years. Upon retirement, the grantees may exercise these options until the first to occur of three years from the date of such retirement or December 13, 2009.

(2) The estimated present value at grant date of options granted on December 14, 1999 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise: ten years; a risk-free interest rate of 6.28%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a remaining term corresponding to the expected life of the options; a volatility rate of 0.2849%; and a dividend yield of 5.37% representing the current $0.70 per share annualized dividends divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

YEAR-END OPTION VALUES

     The following table sets forth information concerning options exercised in 1999 and the value of unexercised options to purchase common stock held by the named executive officers at December 31, 1999.

                      AGGREGATED OPTION EXERCISES IN 1999
                     AND OPTION VALUES AT DECEMBER 31, 1999

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                           SHARES                        OPTIONS AT 12/31/99        OPTIONS AT 12/31/99($)(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -----------   -------------
G. H. Glatfelter II....       0            n/a          60,465        147,091           0           226,695
T. C. Norris...........       0            n/a         245,000        133,300           0           264,624
R. P. Newcomer.........       0            n/a          63,115         89,915           0           124,862
L. R. Hall.............       0            n/a          35,596         45,296           0            61,122
R. S. Lawrence.........       0            n/a          52,428         46,780           0            61,122

---------------

(1) Value is measured by the difference between the closing price for the company's common stock on the New York Stock Exchange on December 31, 1999 and the exercise price of the option.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth information concerning the number of shares of restricted stock granted in 1999 under the company's 1992 Key Employee Long-Term Incentive Plan.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1999

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                      NUMBER OF      PERFORMANCE OR       NON-STOCK PRICE BASED PLAN
                                    SHARES, UNITS     OTHER PERIOD     ---------------------------------
                                      OR OTHER      UNTIL MATURATION   THRESHOLD    TARGET      MAXIMUM
               NAME                    RIGHTS          OR PAYOUT       SHARES(#)   SHARES(#)   SHARES(#)
               ----                 -------------   ----------------   ---------   ---------   ---------
G. H. Glatfelter II...............     17,440(1)        4 years(2)        --        17,440        --
T. C. Norris......................          0                --           --            --        --
R. P. Newcomer....................      9,610(1)        4 years(2)        --         9,610        --
L. R. Hall........................      4,710(1)        4 years(2)        --         4,710        --
R. S. Lawrence....................      4,710(1)        4 years(2)        --         4,710        --

---------------

(1) Represents restricted stock awarded in 1999 under the 1992 Key Employee Long-Term Incentive Plan that will vest at the end of four years, subject to the achievement by the company of a minimum level of earnings per share over the four-year period. An amount equal to the cash dividends per share paid on the company's common stock during the four-year period shall accrue with respect to each share of restricted stock and be payable at the end of the four-year period. The restricted stock will be forfeited upon termination of employment during the four-year period for any reason other than retirement, death or disability.

(2) Restricted stock will vest on December 31, 2003.

EMPLOYEE BENEFIT PLANS

WHAT EMPLOYEE BENEFIT PLANS HAS THE COMPANY ESTABLISHED?

     Salary Continuation Plan. The company has a Salary Continuation Plan which provides for the payment for ten years following the retirement or death of the participant of an amount which, on an actuarial basis as computed in 1987, was expected to equal the difference between 55% of the participant's then projected compensation at age 60 and the sum of then projected Social Security and company pension plan retirement benefits to which the participant is entitled. If the participant dies prior to retirement, the benefits are payable to the participant's beneficiary. Compensation for purposes of the Salary Continuation Plan generally includes salary plus cash received and deferred compensation accrued under the company's Management Incentive Plan and the former Salaried Employees' Profit Sharing Plan and company contributions under the Employee Stock Purchase Plan. The company has purchased insurance on the lives of the participants to provide funds to help offset the costs of benefits payable under the plan. Mr. Norris is the only active employee who participates in the plan.

     Pension Plan. Officers and directors who are full time employees of the company participate in the P. H. Glatfelter Company Retirement Plan for Salaried Employees (the pension plan). Benefits payable under the pension plan are based upon years of service and average annual compensation for the five consecutive calendar years during the ten years preceding the year of retirement that yield the highest average. Retirement benefits under the pension plan are not subject to any deduction for Social Security benefits. Retirement benefits accrued under the pension plan for employees of the Ecusta Division are reduced by any pension benefits payable under a pension plan maintained by a predecessor employer. Annual compensation for purposes of the pension plan generally includes salary as listed in the Summary Compensation Table on page 7 (compensation table) plus bonus listed in the compensation table for the prior year. To the extent deferral of an award under the company's Management Incentive Plan causes a reduction in a participant's pension under the pension plan, a pension supplement (the MIP adjustment supplement) will be paid from the company's Supplemental Management Pension Plan.

     Employees of the Spring Grove mill who earned a vested benefit under the pension plan before May 1, 1970 (grandfathered Spring Grove participants) may receive a benefit, if greater than the usual benefit, which does not give effect to years of service and is based on a percentage of the participant's earnings as defined in the plan for this purpose, which consist of the sum of (i) the participant's annual base salary as of the April 30th (or other effective date for annual compensation adjustments) closest to the retirement date or, if earlier, the April 30th (or other effective date for annual compensation adjustments) closest to the participant's 60th birthday and (ii) the participant's average compensation in excess of annual base salary for the five year period prior to the year of actual retirement, or, if earlier, the year in which the employee attains age 60. Annual compensation for such participants generally means the salary and bonus amounts listed in the compensation table.

     The pension plan has been amended to reflect three voluntary early retirement enhancement programs (the VEREPs) effective in 1998, 1999 and 2000 for eligible salaried employees of the company. Eligible employees who have elected to participate in one of the VEREPs generally receive enhanced benefits under the pension plan based on the addition of five years of credited service and five years of additional age, but not beyond age 65.

     Supplemental Executive Retirement Plan. The company has a Supplemental Executive Retirement Plan (the SERP) consisting of two benefits, either or both of which are available to those management and executive employees who have been selected by the company's Compensation Committee for participation therein. The first benefit, known as the restoration pension, provides an additional pension benefit based on the participant's pension benefit earned under the terms of the pension plan, which is intended to restore that portion of the pension plan's benefit which cannot be paid from that plan due to legal limitations on the compensation and total benefits payable thereunder. Participants may receive the restoration pension in a single sum or in any form permitted under the pension plan, as elected by the participant at the time he first becomes a participant.

     The second benefit, known as the FAC pension, pays a monthly pension benefit equal to a designated percentage of the participant's final average compensation (as defined below), offset by the actuarially equivalent value of the participant's benefits under the pension plan and certain company-sponsored nonqualified defined benefit pension arrangements, including (if applicable) the restoration pension. The designated percentage is 2% multiplied by the participant's years of credited service under the pension plan, but not in excess of 55%. The FAC pension is payable following the participant's retirement at or after age 62 in the form of a joint and 75% survivor annuity with the participant's spouse or, if so requested by the participant and approved by the company's Compensation Committee, as a single sum. The FAC pension can also be paid on an early retirement basis as early as age 55, but reduced by 2.5% for each year by which the early benefit commencement precedes the participant's attainment of age 62. A survivor benefit is also payable to the participant's surviving spouse if the participant dies before his benefit commencement date. Final average compensation means the annualized average of the participant's eligible compensation for the sixty (60) calendar months immediately preceding his retirement, which generally means the salary and bonus amounts listed in the compensation table.

WHAT ARE THE ESTIMATED ANNUAL RETIREMENT BENEFITS OF THE COMPANY'S EXECUTIVES?

     The following table shows the estimated annual retirement benefits, payable in the form of a joint and 75% survivor annuity beginning at age 62, to those executives, including Messrs. Glatfelter II, Newcomer and Lawrence, who are eligible for the FAC pension under the SERP. This benefit consists of the sum of the executive's pension plan benefits and the additional amount necessary to yield the benefit calculated under the FAC pension.

                               PENSION PLAN TABLE

                                            ESTIMATED ANNUAL RETIREMENT
         AVERAGE ANNUAL                BENEFIT BASED ON YEARS OF SERVICE(1)
         FIVE YEAR PLAN            ---------------------------------------------
         COMPENSATION($)             15         20         25       27.5 OR MORE
         ---------------           -------    -------    -------    ------------
   125,000.......................   37,500     50,000     62,500       68,750
   150,000.......................   45,000     60,000     75,000       82,500
   175,000.......................   52,500     70,000     87,500       96,250
   200,000.......................   60,000     80,000    100,000      110,000
   250,000.......................   75,000    100,000    125,000      137,500
   300,000.......................   90,000    120,000    150,000      165,000
   400,000.......................  120,000    160,000    200,000      220,000
   500,000.......................  150,000    200,000    250,000      275,000
   600,000.......................  180,000    240,000    300,000      330,000
   700,000.......................  210,000    280,000    350,000      385,000
   800,000.......................  240,000    320,000    400,000      440,000
   900,000.......................  270,000    360,000    450,000      495,000

---------------
(1) Pension benefit paid as a joint and 75% survivor annuity.

     The following executive officers who participate in the pension plan had the indicated credited years of service at December 31, 1999: G. H. Glatfelter
II: 23 years; T. C. Norris: 40 years; R. P. Newcomer: 27 years; L. R. Hall: 40 years; and R. S. Lawrence: 39 years.

     The foregoing table assumes that the executive is a participant in the FAC pension under the SERP. Of the named executive officers at December 31, 1999, Mr. Norris and Mr. Hall are not eligible for the FAC pension and therefore receive a pension determined under the pension plan, together with, as applicable, the restoration pension and the MIP adjustment supplement.

     The accrued annual benefits for Mr. Norris and Mr. Hall under the pension plan, the restoration pension and the MIP adjustment supplement are $258,348 and $80,127, respectively. These accrued benefits are payable in the form of a single life annuity beginning at age 65. As noted above, Mr. Norris also participates in the Company's Salary Continuation Plan. Each of Mr. Norris and Mr. Hall also is eligible to receive a 3-year early retirement supplement (under the company's Supplemental Management Pension Plan) which is paid if he retires before attaining age 65 and elects to defer receipt of benefits under the pension plan until age 65 or, if earlier, until the first day of the 36th month following his retirement. This benefit pays, for up to three years, a monthly benefit equal to that calculated under the pension plan and (if applicable) the restoration pension under the SERP, but with the addition of up to three years to his age.

                        COMPENSATION COMMITTEE INTERLOCK
                           AND INSIDER PARTICIPATION

     The Compensation Committee consists of five members of the Board of
Directors: P. R. Roedel (Chairman), R. E. Chappell, N. DeBenedictis, R. S. Hillas and R. L. Smoot.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

WHAT ARE THE RESPONSIBILITIES OF THE COMPANY'S COMPENSATION COMMITTEE?

     The Compensation Committee reviews and approves the elements of the company's executive compensation program and assesses the effectiveness of the program as a whole. The Compensation Committee's responsibilities include: (i) reviewing annually (A) with the company's chief executive officer the job performance of corporate officers and key senior management employees of the company and (B) the job performance of the company's chief executive officer as measured against financial and other objectives and the company's achievements as compared to certain other companies in the paper and forest products industry, (ii) reviewing and establishing the level of salaries and benefits for the chief executive officer, other corporate officers and other key senior management employees of the company, including but not limited to benefits under the company's long-term incentive plan, profit sharing plans, defined benefit and contribution plans and other welfare benefit plans, and (iii) reviewing and approving the participants in, and the operating rules for awards under, the company's Management Incentive Plan.

     The Compensation Committee from time to time reviews the company's entire executive compensation structure through an examination of compensation information for comparable companies and certain broader-based data, including data relating to the geographic areas in which the company has facilities, compiled by the company and by compensation and other consulting firms. As used herein, comparable companies refer to other companies in the paper and forest products industry (both publicly and privately owned) selected by the company's compensation consultant and approved by management, which on an overall basis are most similar to the company in relation to size, products and financial and other characteristics and in certain cases to general industry and nondurable manufacturing companies of roughly the same revenue size as the company. The companies that comprise the Peer Group in the Stock Performance Chart below are the company's industry-based comparable companies. Certain of the comparable companies are included in the S&P 500, and therefore are represented in two indices in the Stock Performance Chart. In examining the compensation paid by the comparable companies, the Compensation Committee does not analyze the stock performance of such companies, but does examine their general financial performance.

WHAT IS THE COMPANY'S PHILOSOPHY REGARDING EXECUTIVE OFFICER COMPENSATION?

     The Compensation Committee has generally structured the company's executive compensation program (i) to be competitive with compensation programs of comparable companies to enable the company to attract, retain and motivate a highly qualified executive management team, (ii) to provide a significant portion of variable-based compensation that is contingent upon objectively-measured performance to align executive officers' interests with those of the company's shareholders, and (iii) to include appropriate and flexible design features in such programs which will be responsive to the peculiarities of the paper industry and to the changing needs of the company. The elements of the company's executive compensation program are salary, profit sharing, annual incentive compensation, long-term incentive compensation and other benefits. From time to time the Compensation Committee solicits the advice of compensation and other consulting firms to evaluate the company's executive compensation program in order to ensure that such program is competitive with compensation programs of comparable companies.

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

     Salary. The company's policy is to pay fair salaries at levels which are sufficient to attract and retain high caliber individuals based on the relative value of each position, as measured against comparable companies. The Compensation Committee assigns each executive position a salary grade with a salary range based on the salary level for similar positions at comparable companies. Ranges are adjusted by the Compensation Committee periodically and executives are moved to different salary grades as their job responsibilities or titles change.

     Generally, executive officer salaries are reviewed and approved annually. The salary for each executive is set by the Compensation Committee after an assessment of his or her performance and the relation of his or her salary to the midpoint for the relevant salary range, as well as the company's financial results and general economic conditions. The factors that were considered in granting salary increases to executive officers for 1999 were as follows: (i) the company's financial performance in 1998 relative to other paper companies,
(ii) the salary levels for certain of the executive officers were below the minimum salary levels of the salary grades for their respective positions and the salary levels for positions of similar scope and responsibility at comparable companies and (iii) the Compensation Committee's assessment of the executive officer's performance as evaluated and reported to the Compensation Committee by the chief executive officer.

     Annual Incentive Compensation. The company has established a profit sharing plan which covers all of its domestic salaried employees. The plan is intended to incentivize participants to enhance company performance by offering them a shared interest in profits each year, up to a maximum of 15% of base salary.

     The Compensation Committee establishes additional incentive bonus opportunities under its Management Incentive Plan, which are designed to encourage greater efforts on the part of key salaried employees to increase the profits of the company. The incentive bonus opportunities potentially represent a significant portion of total compensation and are intended to correlate with the financial performance of the company or one or more divisions thereof. The underlying objectives of the company's Management Incentive Plan are to assure that incentive bonus awards are at risk annually, to reward senior executives on the basis of corporate financial results and key mill management personnel on the basis of mill financial results and to provide an incentive bonus award structure for key salaried employees of the company that is similar to that of comparable companies.

     To establish financial targets for payment of profit sharing and incentive awards for 1999, the Committee established separate profit centers for the company's Global operations, the U.S. Corporate operations, the Glatfelter Paper Group (representing a combination of the Spring Grove and Neenah mills) and for each of its domestic mills. The company's senior executives were participants in the Global and Glatfelter Paper Group profit centers in 1999.

     The operating rules established by the Compensation Committee for profit sharing in 1999 provide for awards of up to 15% of base salary depending on the percentage return on shareholders' equity for the operations included in the profit center or, in the case of the domestic mill profit centers, on the individual mill financial performance for the year.

     Under the operating rules established by the Compensation Committee for the Management Incentive Plan for 1999, the incentive bonus awards for the Global and U.S. Corporate profit centers were based on the earnings per share of the company. The incentive bonus award for all other profit centers was based on the return on capital employed for each profit center and on the earnings per share of the company.

     The Compensation Committee establishes annual maximum, target and minimum financial objectives to be achieved for each profit center. Under the plan, when establishing such financial objectives, the Compensation Committee considers the current economic climate, the forecast for the company's business and the historical financial results of the company. This methodology is intended to induce management to enhance the profitability of the company throughout the full business cycle, and therefore to provide value to the shareholders of the company. The Compensation Committee believes that executive officers should not receive any incentive bonus if the company does not achieve annually established minimum financial objectives. If the minimum financial objectives are achieved, the incentive award for an executive officer would be determined by multiplying a percentage derived from the financial performance of such executive officer's respective profit center by the midpoint of the salary range for such officer's salary grade.

     The 1999 financial performance of the company's profit centers in which senior executives are participants resulted in profit sharing awards of one-half or less of the maximum award attainable under the plan.

     For purposes of the Management Incentive Plan, the financial performances of the Global and Glatfelter Paper Group profit centers for 1999 were modestly less than the target financial objectives established by the Compensation Committee. The incentive bonus payments were higher in 1999 than in 1998 because the company's financial performance was greater than budget and, accordingly, closer to the target financial performance established by the Compensation Committee for 1999 than in 1998. In addition, certain senior executives were promoted into higher salary grades during 1998 commensurate with increased responsibilities, so their incentive bonuses for 1999 were based on salary grades with higher salary range midpoints than for 1998.

     Long-Term Incentive Compensation. The company's Long-Term Incentive Plan enables the company to offer key employees equity interests in the company and other incentive awards, including performance-based stock incentives. Certain features of the plan (i.e., stock options, performance shares, performance units and restricted stock) are similar to long-term incentives offered by many of the comparable companies. The primary purposes of the plan are to (i) attract, retain, motivate and reward key employees, (ii) provide target long-term incentive award opportunities which are competitive with comparable companies,
(iii) assure that the awards issued pursuant to the plan reflect the cyclical and long-term nature of the paper industry, (iv) enable senior executives to acquire appropriate levels of equity interest in the company in order to increase the alignment of their interests with those of shareholders and (v) otherwise strengthen the mutuality of interests between key employees and the company's shareholders.

     In 1995, the company adopted a long-term incentive program, developed at the direction of the Compensation Committee by an executive compensation consulting firm, under which stock options and/or performance shares were granted annually through January 1998 to key employees. The value of such awards were based upon the value of awards granted to positions of similar scope and responsibility within comparable companies. Stock options have an exercise price equal to the fair market value of the company's common stock at the time of the grant and generally become exercisable in annual 25% increments commencing one year after the date of grant. Contingent awards of performance shares were generally made on the first day of a four-year performance period. At the end of the four-year performance period, the number of shares earned is based upon the level of achievement of two factors: return on average shareholders' equity and pre-tax earnings relative performance. If the threshold return on average shareholders' equity is not attained, no shares are earned. Above the threshold goals, the contingent award is reduced if the target goals are not met and such contingent award is supplemented if the target goals are exceeded. Payouts of earned performance shares are made at the discretion of the Committee in cash or in common stock of the company at the end of the four-year performance period. The second four-year performance period under the long-term incentive program ended on December 31, 1999. The payouts were moderately above the target amounts, but were below the maximum amounts, which could have been earned for such period.

     In December 1998, the Compensation Committee revised the long-term incentive program by making awards of restricted stock in lieu of awards of performance shares. The grant of stock options continued. In addition, the grants and awards were made effective in December, whereas in prior years such grants and awards were approved in December, but made effective on January 1 of the following year. Restricted stock was substituted by the Committee for performance shares because the Committee viewed restricted stock, subject to future vesting, as simpler, more understandable and better serving the objective of retaining key senior executives. Stock options continue to provide the necessary long-term incentive. In December 1999, the Compensation Committee made additional stock option grants and restricted stock awards consistent with the program instituted in December 1998. The value of the stock option grants and restricted stock awards made in December 1999 was based upon the value of awards granted to positions of similar scope and responsibility within comparable companies. The stock options that were granted in December 1999 had terms and conditions similar to the stock options granted effective on January 1, 1998 and in December 1998. Certain executive officers were also granted restricted stock awards in December 1999 which, similar to the restricted stock awards made in December 1998, are subject to the continued service of such executive officers for four years, except in cases of death, disability or retirement, and achievement of a threshold earnings level established by the Committee.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     The Compensation Committee intends that awards made under the Long-Term Incentive Plan and the Management Incentive Plan will qualify as performance-based compensation that will be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code.

HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     The salary of George H. Glatfelter II, president and chief executive officer of the company, was increased by 25% effective January 1, 1999, which moved him above the minimum but well below the mid-point for his salary grade. In approving this increase the Committee also considered Mr. Glatfelter's role in guiding the company since he became its chief executive in June 1998. This was a particularly challenging period of unfavorable business conditions in both the foreign and domestic paper markets in which the company's financial performance was favorable when compared to many others in the paper industry.

     Mr. Glatfelter's annual incentive bonus award for 1999 reflected the fact that the financial performance of the company's Global profit center for 1999 was modestly less than the target financial objectives established by the Compensation Committee. Mr. Glatfelter's incentive bonus payment was higher in 1999 than in 1998 because the company's financial performance was greater than budget and, accordingly, closer to the target financial performance established by the Compensation Committee for 1999. In addition, because Mr. Glatfelter was elected as chief executive officer and promoted to a higher salary grade in mid-1998, his incentive bonus for 1998 was based on the midpoint of the salary range for his salary grade at the beginning of 1998, which was lower than the salary range midpoint for his salary grade in 1999.

     The Committee also granted Mr. Glatfelter nonqualified stock options under the Long-Term Incentive Plan effective December 14, 1999 with a value intended to approximate 50% of long-term incentive compensation granted to chief executive officers of comparable companies. The remaining 50% consisted of an award of restricted stock by the Compensation Committee vesting December 31, 2003, subject to the achievement of a minimum net income level over the four-year vesting period. The Committee believes that this form of stock compensation more closely aligns Mr. Glatfelter's interests with those of the shareholders of the company.

                                          P. R. Roedel, Chairman
                                          R. E. Chappell
                                          N. DeBenedictis
                                          R. S. Hillas
                                          R. L. Smoot

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total return on the company's common stock during the five years ended December 31, 1999 with the cumulative total return on the S&P 500 Index, the S&P MidCap 400 Index and the company's Peer Group(1). This year the company has included the S&P MidCap 400 Index, in addition to the S&P 500 Index, in the Stock Performance Chart because the S&P 500 Index includes only very large companies that are not comparable in size to the company. The companies comprising the S&P MidCap 400 Index are more closely related to the company in terms of size. The comparison assumes $100 was invested on December 31, 1994 in the company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1999
[PERFORMANCE GRAPH]

                                          P. H. GLATFELTER
                                              COMPANY                S&P 500             S&P MIDCAP 400           PEER GROUP
                                          ----------------           -------             --------------           ----------
1994                                           100.00                 100.00                 100.00                 100.00
1995                                           114.73                 137.58                 130.94                 115.20
1996                                           125.43                 169.17                 156.08                 126.43
1997                                           135.05                 225.60                 206.43                 133.67
1998                                            93.87                 290.08                 245.86                 130.11
1999                                           116.49                 351.12                 282.06                 167.08

---------------
(1) The company's Peer Group consists of companies in the same industry as the company. The returns of each company in the Peer Group have been weighted according to their respective stock market capitalization for purposes of arriving at the Peer Group average. The members of the Peer Group are as follows: Bowater, Inc., Chesapeake Corporation, Consolidated Papers Inc., Mead Corporation, Pope and Talbot, Inc., Potlatch Corporation, Schweitzer-Mauduit International, Inc., Wausau Mosinee Paper Mills Corporation, Westvaco
     Corporation and Willamette Industries.

CERTAIN TRANSACTIONS

     Mr. Smoot, a director of the company, is president and chief executive officer of PNC Bank, National Association, Philadelphia/South Jersey markets. PNC Bank, National Association (PNC Bank), an indirect subsidiary of PNC Bank Corp., has a banking relationship with the company and provides general banking services and credit facilities. As of December 31, 1999, the company had a $25,000,000 line of credit with PNC Bank. During 1999, the PNC Bank line of credit was not used. In addition, PNC Bank is one of seven lending institutions under a $200,000,000 Credit Agreement dated December 22, 1997, which was used to finance the company's acquisition of the Schoeller & Hoesch specialty paper business. PNC Bank's committed share of this credit facility is $31,250,000. As of December 31, 1999, the company's borrowing under the Credit Agreement was approximately $145,600,000; PNC Bank's portion of this loan was approximately $22,750,000. All transactions between the company and PNC Bank have been made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth as of March 1, 2000 (except as otherwise noted) the holdings of (i) each person who is known by the company to own beneficially more than 5% of the common stock of the company, (ii) each director, each director nominee and certain executive officers and (iii) all directors and executive officers of the company as a group. All stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person.

                                                             AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP
                                                              (NUMBER OF SHARES)           PERCENTAGE
                                                       --------------------------------     OF CLASS
                                                                       VOTING AND/OR       (IF GREATER
                        NAME                           DIRECT(1)    INVESTMENT POWER(2)     THAN 1%)
                        ----                           ---------    -------------------    -----------
Principal Holders
  PNC Bank Corp......................................         0         16,321,007(3)         38.5%
     Fifth Ave. & Wood St.
     Pittsburgh, Pa.
  P. H. Glatfelter Family............................         0         13,505,392(4)         32.0%
     Shareholders' Voting Trust
     c/o PNC Bank
     1600 Market Street
     Philadelphia, Pa.
  G. H. Glatfelter...................................         0          3,785,819(5)          9.0%
     Spring Grove, Pa.

Directors, nominees for director and certain officers
  (other than those listed above)
  R. E. Chappell.....................................         0              3,500(6)           --
  N. DeBenedictis....................................     2,000              2,500(6)           --
  P. G. Foulkrod.....................................         0          1,890,868(7)          4.5%
  G. H. Glatfelter II................................     1,865             94,287(8)           --
  L. R. Hall.........................................     3,008             48,198(9)           --
  R. S. Hillas.......................................         0             17,500(6)           --
  M. A. Johnson II...................................    10,544              3,036(6)           --

                                                             AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP
                                                              (NUMBER OF SHARES)           PERCENTAGE
                                                       --------------------------------     OF CLASS
                                                                       VOTING AND/OR       (IF GREATER
                        NAME                           DIRECT(1)    INVESTMENT POWER(2)     THAN 1%)
                        ----                           ---------    -------------------    -----------
  R. S. Lawrence.....................................     6,271             65,888(10)          --
  R. P. Newcomer.....................................     7,529             85,629(11)          --
  T. C. Norris.......................................    95,923            351,992(12)          --
  P. R. Roedel.......................................       200              1,500(6)           --
  J. M. Sanzo........................................       500              1,500(6)           --
  R. L. Smoot........................................       500              1,500(6)           --
  All directors and executive officers as a group....   132,845          6,501,649(13)        15.6%

---------------
 (1) Reported in this column are shares held of record.

 (2) Does not include shares reported in Direct Ownership column. For purposes of the table, shares of common stock are considered beneficially owned by a person if such person has or shares voting or investment power with respect to such stock. As a result, the same security may be beneficially owned by more than one person and, accordingly, in some cases, the same shares are listed opposite more than one name in the table. Also includes, in some cases, shares beneficially held by spouses or minor children, as to which beneficial ownership is disclaimed.

 (3) Consists of 9,197,872 shares as to which PNC Bank Corp. has sole voting power; 7,023,269 shares as to which PNC Bank Corp. has shared voting power; 10,182,710 shares as to which PNC Bank Corp. has sole investment power; and 5,831,730 shares as to which PNC Bank Corp. has shared investment power. The amounts specified for shared voting power and shared investment power both include 89,348 shares held by PNC Bank as co-trustee with G. H. Glatfelter, 990,835 shares held by PNC Bank as co-trustee or co-fiduciary with P. G. Foulkrod and 5,682 shares held by PNC Bank as co-trustee with G.
     H. Glatfelter II. In addition, 13,505,392 shares of the total amount of shares beneficially held by PNC Bank Corp. are deposited in the voting trust (see footnotes (4) and (7)). All shares beneficially held by PNC Bank Corp. are also considered to be beneficially held by its subsidiary, PNC Bancorp, Inc., and by PNC Bank, a subsidiary of PNC Bancorp, Inc. All of the above share amounts are as of December 31, 1999.

 (4) Consists of shares beneficially owned as of December 31, 1999 by certain descendants of Philip H. Glatfelter or the spouses of such descendants, including shares beneficially owned by P. G. Foulkrod, G. H. Glatfelter and
     G. H. Glatfelter II, which were deposited in the P. H. Glatfelter Family Shareholders' Voting Trust dated July 1, 1993 (the voting trust). Shares deposited in the voting trust may be withdrawn subject to certain conditions. Co-trustees for the voting trust are William M. Eyster II, Katherine G. Costello, Elizabeth Glatfelter, Phillip H. Glatfelter IV, H. Clinton Vaughan and PNC Bank. Co-trustees other than PNC Bank each represent a family group. The shares deposited in the voting trust may be voted only in accordance with a majority of votes cast by the co-trustees pursuant to a weighted formula in which (i) each co-trustee (other than PNC
     Bank) is entitled to cast such number of votes as is equal to the number of shares deposited in the voting trust in which members of his or her family group have an interest and (ii) PNC Bank is entitled to cast such number of votes as is equal to the number of shares deposited in the voting trust in which any fiduciary trust of which PNC Bank is a trustee and which is for the benefit of one or more Glatfelter family members has an interest. The co-trustees have no dispositive power with regard to the shares deposited in the voting trust. The voting trust will continue until it is terminated by the co-trustees or all of the shares deposited in the voting trust are withdrawn. The address for each of the co-trustees is c/o PNC Bank, 1600 Market Street, Philadelphia, Pa.

 (5) Includes 1,500 shares subject to the currently exercisable portions of options as well as 89,348 shares held as co-trustee with PNC Bank, 901,161 shares (of which 4,416 shares are also included in the number of shares which he holds as co-trustee) which G. H. Glatfelter has the right to withdraw from certain trusts of which PNC Bank is trustee and 2,793,810 shares which G. H. Glatfelter has the right, on certain conditions, to purchase from certain trusts of which PNC Bank is trustee. Except for the 1,500 shares subject to currently exercisable options and 2,306,178 shares which he has the right to purchase, all shares beneficially owned by G. H. Glatfelter are deposited in the voting trust (see footnote (4)). Does not include an additional 1,500 shares subject to options which will become exercisable on May 1, 2000.

 (6) Includes 1,500 shares subject to the currently exercisable portions of options. Does not include an additional 1,500 shares subject to options which will become exercisable on May 1, 2000.

 (7) Includes 1,000 shares held in a retirement plan of which P. G. Foulkrod's husband is the trustee, 990,835 shares held as co-trustee and 899,033 shares which P. G. Foulkrod has the right to withdraw from a trust of which PNC Bank is trustee. Except for the 1,000 shares held in the retirement plan, all shares beneficially owned by P. G. Foulkrod are deposited in the voting trust (see footnote (4)). Does not include an additional 1,500 shares subject to options which will become exercisable on May 1, 2000.

 (8) Includes 87,359 shares subject to the currently exercisable portions of options. Of the shares beneficially owned by G. H. Glatfelter II, 5,898 are held as co-trustee with PNC Bank and are subject to the voting trust (see footnote (4)).

 (9) Includes 46,174 shares subject to the currently exercisable portions of options.

(10) Includes 63,084 shares subject to the currently exercisable portions of options.

(11) Includes 82,390 shares subject to the currently exercisable portions of options.

(12) Includes 345,000 shares subject to the currently exercisable portions of options.

(13) Includes 773,903 shares subject to currently exercisable portions of options.

     G. H. Glatfelter, the voting trust, PNC Bank Corp., PNC Bancorp, Inc. and PNC Bank may be deemed to be "control persons" of the company for purposes of the proxy rules and regulations of the Securities and Exchange Commission.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     On May 1, 1998, a restricted stock award of 20,000 shares of the company's common stock vested and was paid to Thomas C. Norris. Mr. Norris did not file a Form 4 to report the vesting and payment of this restricted stock award until May 21, 1999.

                             SHAREHOLDER PROPOSALS

     The company has been notified that the following shareholders intend to present the proposals set forth below for consideration at the annual meeting.

     SHAREHOLDER PROPOSAL 1 -- ELIMINATE CLASSIFIED BOARD OF DIRECTORS

     Mr. William Steiner, having an office address 4 Radcliff Drive, Great Neck, New York 11024, beneficial owner of 1,950 shares of common stock, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:

     "RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.

     "SUPPORTING STATEMENT

     "The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

     "I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

     "The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

     "I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

     "I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"

WHAT IS THE BOARD'S RESPONSE TO PROPOSAL 1?

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

          The company's Board of Directors has been divided into three classes, serving staggered three-year terms, for many years. The Board continues to believe that the election of directors by classes is in the best interests of the company and its shareholders and should not be changed.

          The Board rejects the notion that directors elected every three years are less accountable to the shareholders than directors elected annually. Each director is subject to the same standard of performance and responsibility to shareholders regardless of the length of the director's term of office. In addition, a classified board provides at least two principal benefits to the company.

          First, the election of directors by classes allows continuity and consistency of business strategy and policy and permits the company to implement a long-term strategy and to focus on long-term performance, all with a goal of enhancing shareholder value. A classified board helps ensure that a majority of the directors at any given time have prior experience as directors of the company and are knowledgeable about its business and affairs. At the same time, through the annual election of one-third of the Board, the shareholders have an opportunity each year to review the effectiveness of the Board and to make changes in the composition of the Board without wholesale and disruptive changes at one time.

          Secondly, when directors are divided into three classes, a change in the composition of a majority of the Board normally requires at least two shareholder meetings, instead of one. Therefore, the Board believes that the election of directors by classes reduces the vulnerability of the company to potentially hostile and abusive takeover tactics and encourages potential acquirors to initiate arm's-length negotiations with both management and experienced directors. While a classified Board does not preclude unsolicited acquisition proposals, it does help eliminate the threat of imminent removal and better positions the incumbent Board to act to maximize the value of an appropriate acquisition to all shareholders and other constituents.

          Even if this proposal is approved by the shareholders, it will only represent an expression of the wishes of the shareholders and will not be binding on the Board of Directors. The Board would still be required to determine whether a change in the present system of electing directors is in the best interests of the company and could decide, in the exercise of its business judgment, to retain the existing classified Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.

     SHAREHOLDER PROPOSAL 2 -- MAXIMIZE VALUE

     Mr. Charles Miller, having an office address at 23 Park Circle, Great Neck, New York 11024, beneficial owner of 500 shares of common stock, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:

     "Resolved that the shareholders of P. H. Glatfelter Company Corporation urge the P. H. Glatfelter Company Board of Directors to arrange for the prompt sale of P. H. Glatfelter Company to the highest bidder.

     "The purpose of the Maximize Value Resolution is to give all P. H. Glatfelter Company shareholders the opportunity to send a message to the P. H. Glatfelter Company Board that they support the prompt sale of P. H. Glatfelter Company to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the P. H. Glatfelter Company shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the P. H. Glatfelter Company Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution.

     "The prompt auction of P. H. Glatfelter Company should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

     "The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

     "I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"

WHAT IS THE BOARD'S RESPONSE TO PROPOSAL 2?

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

          The Board takes its responsibilities to the company and its various constituencies very seriously. In that regard, the Board is intensely focused on maximizing the value of a shareholder's investment in the company. The Board is committed to enhancing value over the long term as opposed to a short-term result. The Board strongly disagrees with the proposition that a prompt auction of the company resulting in a sale to the highest bidder would maximize value to its shareholders. The Board's belief had the support of the overwhelming majority of the shareholders who voted against an identical proposal submitted to the company for its 1998 Annual Meeting.

          The Board and management continue to seek to maximize shareholder value through several initiatives. The company is undertaking an extensive review of its business in order to refine its vision and strategy and develop the action steps required for implementation. This review, which includes the aid of an outside consultant, represents the most comprehensive strategic planning effort in the history of the company. Our new vision and strategy will be fully in place later this year.

          Our strategy will include an emphasis on customer focus, the acceleration of new product development, redeployment of certain of our assets and a number of supply chain management initiatives that will have direct impact on financial performance. The company will emphasize its higher value-added, technically engineered products and exit some of its lower-margin, less efficient businesses. A recent example of implementing this strategy is the December 1999 announcement of a capacity reduction for certain of the company's less profitable tobacco papers. While reducing sales revenues, this action was designed to enhance long-term profitability and, ultimately, the return to shareholders.

          The company will also employ a disciplined approach to growth through strategic alliances, joint ventures and/or acquisitions. The acquisition of the Schoeller & Hoesch group (S&H) in 1998 illustrates the success of this strategy. S&H made important contributions to the company's earnings in both 1998 and 1999. The company will evaluate attractive acquisition opportunities which have the potential to meet the return on capital hurdles established for the company.

          A sale of the company at this time would foreclose the full opportunity for the company and its shareholders to benefit from the strategic initiatives which the company is developing and is in the process of implementing.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.

                                 OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, which under applicable proxy regulations need not be included in this proxy statement or which the Board did not know would be presented a reasonable time before this solicitation, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

                                          /s/ M. R. Mueller
                                          M. R. MUELLER,
                                          Secretary

March 24, 2000

                                 [RECYCLE LOGO]

                           Printed on Ecusta Sparlite
                   Manufactured by the Ecusta Division of the
                            P. H. Glatfelter Company

     Basis 25x38 -- 37 lb. Recycled.

PROXY
                            P. H. GLATFELTER COMPANY
                           SPRING GROVE, PENNSYLVANIA
          ------------------------------------------------------------
                        PROXY SOLICITED ON BEHALF OF THE
            BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD APRIL 26, 2000

        The undersigned shareholder of P. H. Glatfelter Company hereby appoints Roger S. Hillas, Paul R. Roedel and John M. Sanzo and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the Company's Spring Grove mill, 228 South Main Street, Spring Grove, Pennsylvania, on Wednesday, April 26, 2000, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

        IT IS AGREED THAT UNLESS OTHERWISE MARKED ON THE OTHER SIDE SAID ATTORNEYS AND PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS AND THAT AS TO THE OTHER PROPOSALS WHICH ARE DESCRIBED IN THE PROXY STATEMENT, SAID ATTORNEYS AND PROXIES SHALL VOTE AS DIRECTED, OR IN THE ABSENCE OF SUCH DIRECTIONS, AGAINST SUCH PROPOSALS.

              (PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

                  (Continued and to be signed on reverse side)

/X/      Please mark your
         votes as in this
         example.

                     VOTE for all
                    nominees listed             VOTE
                  at right, except as         WITHHELD          THE BOARD OF DIRECTORS RECOMMENDS VOTING 'FOR' THE NOMINEES.
                    indicated below       from all nominees     NOMINEES:         Term Expiring in 2003:
1. Election of           / /                    / /                               Robert E. Chappell
   Directors:                                                                     George H. Glatfelter II
                                                                                  Richard L. Smoot

To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

________________________________________________________________________________

________________________________________________________________________________


   THE BOARD OF DIRECTORS RECOMMENDS VOTING 'AGAINST' THE FOLLOWING PROPOSALS.


2. Approval of shareholder's proposal requesting that the Board of Directors be declassified (all Directors elected annually)

                FOR            AGAINST               ABSTAIN
                / /              / /                   / /

3. Approval of shareholder's proposal urging the Board of Directors to arrange for the sale of the Company

                FOR            AGAINST               ABSTAIN
                / /              / /                   / /

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature _________________________  Date __________


Signature _________________________  Date __________
               IF HELD JOINTLY

NOTE: Signature should be the same as the name printed above. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their title when signing.